Exhibit 10.15.2
STAGWELL INC.
FORM OF TIME-BASED RESTRICTED STOCK UNIT GRANT AGREEMENT

Stagwell Inc., a Delaware corporation (the “Company”) has granted to the Recipient (the “Grantee”) named in the Notice of Grant (the “Grant Notice”) attached to this Restricted Stock Unit Grant Agreement (the “Agreement”) the Restricted Stock Unit Award, as defined below. The Restricted Stock Unit Award has been granted pursuant to the Stagwell Inc. Second Amended and Restated 2016 Stock Incentive Plan (the “Plan”). Except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions set forth in the Plan. By signing the Grant Notice, the Grantee: (a) acknowledges receipt of and represents that the Grantee has read and is familiar with the Grant Notice, the Agreement, the Plan and the prospectus for the Plan and (b) accepts the Restricted Stock Unit Award subject to all of the terms and conditions of the Grant Notice, the Agreement and the Plan.

1. Grant of Restricted Stock Units.

1.1 The Company hereby grants to the Grantee, as of the date set forth in the Grant Notice (the “Grant Date”), on the terms and conditions set forth in the Grant Notice, the Agreement and the Plan, the number of Restricted Stock Units set forth in the Grant Notice (the “Restricted Stock Unit Award”). Each Restricted Stock Unit shall represent the right to receive one issued and outstanding share of the Class A common stock of the Company, but shall be subject to the restrictions, conditions and other terms set forth in this Agreement and in the Plan.
1.2 The Grantee’s rights with respect to the Restricted Stock Units shall not vest and shall remain forfeitable at all times prior to the Vesting Date, subject to the occurrence of a Permitted Acceleration Event (each as defined below).
1.3 This Agreement shall be construed in accordance with, and subject to, the terms of the Plan (the provisions of which are incorporated herein by reference).

2. Rights of Grantee.

With respect to the Restricted Stock Units awarded hereunder, the Grantee shall have no rights as a stockholder of the Company (including the right to vote or receive dividends) with respect to any shares of Class A common stock of the Company until the date of issuance to the Grantee of a certificate, electronic book entry, or other evidence of ownership representing such shares of Class A common stock in settlement thereof. In addition, dividend equivalents will not be paid or payable with respect to the Restricted Stock Units, except as provided in Section 5 of this Agreement. Prior to the Vesting Date, the Grantee shall not be entitled to transfer, sell, pledge, hypothecate or assign any portion of the Restricted Stock Units or the shares underlying such Restricted Stock Units (collectively, the “Transfer Restrictions”).

3. Vesting; Lapse of Restrictions.

3.1 The Restricted Stock Unit Award shall vest, and the Transfer Restrictions with respect to the shares underlying the Restricted Stock Unit Award shall lapse, on the first (1st) anniversary of the Grant Date (the “Vesting Date”), provided the Grantee continues to be serving as an employee of the Company until such Vesting Date; provided, further, that the Restricted Stock Unit Award shall vest, and the Transfer Restrictions shall lapse, if sooner, on the date of any one

Exhibit 10.15.2
of the following “Permitted Acceleration Events”: (i) the Grantee’s employment is terminated by the Company other than for Cause or by the Grantee for Good Reason (each as defined herein) or (ii) Grantee’s death or Disability (as defined herein).

3.2 Other than due to a Permitted Acceleration Event, notwithstanding anything in this Agreement to the contrary, upon the resignation or termination of Grantee as an employee of the Company, all Restricted Stock Units that have not vested, and in respect of which the Transfer Restrictions have not lapsed, in accordance with Section 3.1 hereof shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company, and neither the Grantee nor any heirs, executors, administrators or successors of such Grantee shall thereafter have any right or interest in such Restricted Stock Units or the shares of Class A common stock underlying such Restricted Stock Units.

4. Delivery of Shares.

4.1 Certificates (or an electronic “book entry”) representing those shares of Class A common stock issued in settlement of Restricted Stock Units in respect of which the Transfer Restrictions have lapsed pursuant to Section 3 hereof shall be delivered to the Grantee as soon as practicable following the Vesting Date.

4.2 The Grantee, or the executors or administrators of the Grantee’s estate, as the case may be, may receive, hold, sell or otherwise dispose of those shares of Class A common stock delivered to them pursuant to Section 4.1 free and clear of the Transfer Restrictions, but subject to compliance with all federal and state securities laws.

5. Dividends. All dividend equivalents declared and paid by the Company on Restricted Stock Units shall be deferred until the lapsing of the Transfer Restrictions pursuant to Section 3. The deferred dividend equivalents shall be held by the Company for the account of the Grantee until the Vesting Date, at which time the dividend equivalents, with no interest thereon, shall be paid to the Grantee. Upon the forfeiture of the Restricted Stock Units pursuant to Section 3, any deferred dividend equivalents shall be forfeited to the Company.

6. No Right to Continued Retention; No Right to Additional Grants. Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance as an employee of the Company or any of its affiliates. Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right to receive additional grants of restricted stock units or other types of equity grants from the Company or any of its affiliates.

7. Adjustments Upon Change in Capitalization. If, by operation of Section 10 of the Plan, the Grantee shall be entitled to new, additional or different shares of stock or securities of the Company or any successor Company or entity or other property, such new, additional or different shares or other property shall thereupon be subject to all of the conditions and restrictions which were applicable to the Restricted Stock Units immediately prior to the event and/or transaction that gave rise to the operation of Section 10 of the Plan.

Exhibit 10.15.2
8. Modification of Agreement. Except as set forth in the Plan and herein, this Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto, provided that the Company may amend this Agreement to correct (i) any errors or (ii) any inconsistencies with the approval of the Restricted Stock Unit Award by the Committee or its delegee.

9. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force and effect in accordance with their terms.

10. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York and the federal laws of the United States applicable herein, except to the extent that the application of such laws would result in a violation of The Delaware General Corporation Law.

11. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee’s heirs, executors, administrators and successors. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee’s heirs, executors, administrators and successors.

12. Tax Withholding. In addition to the rights of the Company pursuant to Section 14(a) of the Plan, upon the vesting of shares of Restricted Stock granted under this Agreement or otherwise, the Company may withhold (or sell on Grantee’s behalf) a number of shares of Class A common stock having a Fair Market Value on the vesting date sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such vesting, but not greater than such withholding obligations.

13. Certain Definitions.

a.“Cause” shall have the meaning set forth in the Grantee’s employment agreement with the Company. If such term is not defined in the Grantee’s employment agreement, then Cause means the Grantee’s termination by reason of (i) his/her continued or willful failure substantially to perform his/her duties for the Company, (ii) his/her willful and serious misconduct in connection with the performance of his/her duties for the Company, (iii) the Grantee’s conviction of, or entering a plea of guilty to, a crime that constitutes a felony or a crime involving moral turpitude, (iv) his/her fraudulent or dishonest conduct or (v) his/her material breach of any of his/her obligations or covenants under any written policies of the Company or any written agreement between such Grantee and the Company.

a.“Committee” means the Human Resources & Compensation Committee of the Board of Directors of the Company.

a.“Company” as used in this Agreement with reference to Grantee’s employment or service shall include the Company and its subsidiaries.

Exhibit 10.15.2
a.“Disability” shall have the meaning set forth in the Grantee’s employment agreement with the Company. If such term is not defined in the Grantee’s employment agreement, then Disability means the inability of the Grantee to have performed the Grantee’s material duties due to a physical or mental injury, infirmity or incapacity for one hundred eighty (180) consecutive days (including weekends and holidays) in any 365-day period, as determined by the Company in its reasonable discretion.

a.“Good Reason” shall have the meaning set forth in the Grantee’s employment agreement with the Company, and if not so defined shall be inapplicable.

14. Data Privacy.

a.The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in the Grant Notice and this Agreement by and among, as applicable, the Grantee’s employer, the Company and any related entity for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.
b.The Grantee understands that the Company and the Grantee’s employer may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Grantee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
c.The Grantee understands that Data will be transferred to any third party assisting the Company with the implementation, administration and management of the Plan. The Grantee understands that the recipients of the Data may be located in the Grantee’s country, or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the Company and any other possible recipients which may assist the Company currently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that the Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative. The Grantee understands, however, that refusal or withdrawal of consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that the Grantee may contact the Grantee’s local human resources representative.
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